Exhibit 10.4e

Land Contracted Circulation Agreement

Party A: Liu Jieyue
Party B: Xiamen Yijun Modern Agricultural Development Co., Ltd.
Witness: Tong’an District Zhuba Overseas Chinese Farm

This Agreement is signed by and between the Parties upon full negotiations, on terms and conditions as follows:

I. Area, location and grade of land subcontracted
Party A shall subcontract the contracted land at Liucuo Production Squad of Tong’an Zhuba Farm New Village Administration Area, with Fifty mu of contracted land (field) (hereinafter land of the Project) to Party B for exported vegetable growth and quality variety fostering bases. The ownership of the lands contracted belongs to the collective unit, while Party B only has the land use right and may not trade, lease or idle away the lands, or use such for housing construction.

II. Period of subcontracting
The period of subcontracting shall be ten (10) year commencing Jan 1st 2009 and ending Dec 31st 2018. In the event the actual date of land handover is later than the date above specified, the ending date shall be postponed accordingly.

III. Charges for subcontracting and mode of payment
During the valid period of subcontracting, the charges for subcontracting shall be RMB 550.00 (renminbi FIVE HUNDRED AND FIFTY yuan only)/mu/year. The charges shall be payable by year in a lump sum, namely, a payment of RMB 30,800.00 (renminbi THIRTY THOUSAND AND EIGHT HUNDRED yuan only) shall be payable on the January 1st each year. In the event Party B fails to pay such on schedule, it shall bear the bank interests upon the charges delayed in addition to charges agreed.

IV. Rights and obligations of Party A
1. Party A shall guarantee its eligibility to sign the Agreement, and its right to circulate by subcontract the aforementioned lands to Party B for agreed use as plantation bases, or Party A shall have handled all necessary formalities (if any such).

2. During the subcontract period, Party A shall ensure that, the lands for the Project shall qualify the tests and reviews relevant state authorities carry out on Non-polluting Plantation Land, and can be granted relevant certificates and accreditations.

3. During the subcontract period, where Party B requests for the purpose of planting, Party A shall conduct upon authorization of Party B the planting management over the subcontracted lands (including but not limited to assign workers for planting, irrigation,, disinfestation, cultivation, seedling growing, cultivating, manure application, harvesting, packaging and insect dispelling, however, Party B shall bear related costs and expenses), and Party A shall ensure earnest assistance to Party B in solving problems concerning planting management during the subcontracting.

4. During the subcontract period, Party A shall ensure, based on current infrastructure conditions, good environment and conditions for planting, such inclusive of ensuring drainage and irrigation facilities, and conveniences of water and power supply, coordinating in possible disputes, and resolutely attacking on thefts and destroying actions which may impair the development of Project, so to ensure the smooth growth on the Project lands.

5. During the subcontract period, where there is any theft or destroying event, Party A shall actively coordinate with Party B in investigation and punishment, so to ensure double indemnity for all losses caused.

V. Rights and obligations of Party B
1. Party B shall pay the full amounts of subcontract charges as scheduled and agreed.

2. Party B is entitled to authorize Party A for aforementioned planting management over the Project lands. And Party B shall bear all production costs on the Project lands.

3. Upon maturity of the subcontract, where Party B does not intend for extension of the subcontract, it shall notify Party A a quarter in advance, and Party A shall unconditionally withdraw the lands and give such back to farmers’ cultivation thereupon.

4. Party B may at its own discretion decide to transfer to its affiliates any of its rights and obligations under the Agreement, whereas affiliate hereof means any business enterprise with same shareholders as, or any business enterprise controlled by, or such controlling,  or having same actual controller as, Party B.

VI. Breach of contract
1. During the subcontract period, either Party when breaching the Agreement shall bear all and full liabilities for the losses caused to the other Party.

VII. Governance
Where there is any dispute arising out of the Agreement, such shall be governed by Xiamen Arbitration Commission.

VIII. Miscellaneous
1. The Agreement comes to effect the day all Parties affix their chops and signatures of respective representatives and complete the land handover procedures.

2. The Agreement is made in triplicate, Party A, Party B and the Witness each keeping one copy.

3. Post address of Party A: #2, Liucuo Village, Zhuba Development Zone, Tong’an District, Xiamen City. Post address of Party B: 4/F, Xuan Yue Building, Chuangyeyuan, Torchlight Hi-Tech Park, Xiamen City.

In case of any change to the address of either Party, the changing Party shall notify the other in written form, otherwise shall bear all legal consequences hence caused.

4. In principle all properties and assets belong to the investor.

5. Annexed are materials of the tests and reviews conducted by relevant state authorities on Non-Polluting Planting Land.

Party A: (Company Seal & signature /s/ Liu Jieyue)    Party B: (Company Seal)
ID card No: 350221601105451
Witness: Tong’an District Zhuba Overseas Chinese Farm
Date: Jan 2nd, 2009
Place of signing: #2, Liucuo Village, Zhuba Development Zone, Tong’an District, Xiamen City